Exhibit J

REPUBLIC OF TURKEY

PRIME MINISTRY

The Undersecretariat of Treasury

Office of the First Legal Advisor

The Republic of Turkey

Undersecretariat of Treasury

Ankara/TURKEY

April 14, 2015

Re:	The Republic of Turkey

Registration Statement No. 333-170922

Ladies and Gentlemen:

I, First Legal Advisor, Undersecretariat of Treasury, Prime Ministry, the Republic of Turkey, have reviewed the above-referenced Registration Statement (the “Registration Statement”), the Prospectus dated March 23, 2015 (the “Prospectus”), the Prospectus Supplement dated April 8, 2015 (the “Prospectus Supplement”), the Fiscal Agency Agreement dated as of March 23, 2015, between the Republic of Turkey (the “Republic”) and The Bank of New York Mellon (the “Fiscal Agency Agreement”), and the Underwriting Agreement dated as of April 8, 2015 (the “Underwriting Agreement”) by and among the Republic, Deutsche Bank Securities Inc., Goldman Sachs International and HSBC Bank plc, pursuant to which the Republic has issued and offered for sale 4.25% Notes due April 14, 2026 in the aggregate principal amount of U.S.$1,500,000,000 (the “Notes”).

The issuance of the Notes has been authorized pursuant to the provisions of Articles 4 and 7 of the Law Regarding the Regulation of Public Finance and Debt Management of the Republic (Law No. 4749).

It is my opinion that the Notes have been duly authorized and when duly executed and delivered by the Republic, authenticated in accordance with the Fiscal Agency Agreement and delivered by and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Republic under and with respect to the present laws of the Republic.

I consent to the filing of this opinion as an exhibit to the Annual Report of the Republic of Turkey on Form 18-K and to the use of my name and the making of statements with respect to me which are set forth under the caption “Validity of the Securities” in the Prospectus forming a part of the Registration Statement, and appearing under the caption “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement.

Very truly yours,

/s/ Ahmet Fethi Toptaş
Ahmet Fethi TOPTAŞ
First Legal Advisor
Undersecretariat of Treasury,
Prime Ministry
The Republic of Turkey

[Signature Page to the Turkish Validity Opinion]